EXHIBIT 4.2

                               Griffon Corporation
                  Senior Management Incentive Compensation Plan


I.  EFFECTIVE DATE, PURPOSE

     This Griffon Corporation Senior Management Incentive Compensation Plan is adopted by the Board on November 5, 1997, subject to approval by the Company's stockholders, and if so approved shall be effective as of October 1, 1997. The Plan is designed to provide a significant and variable economic opportunity to the two most senior officers of the Company as a reflection of their contributions to the success of the Company. Payments pursuant to the Plan are intended to qualify for exclusion from the term "applicable employee remuneration" under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended.

II.  DEFINITIONS

     "Applicable Delivery Period" shall have the meaning given in Section IV.C. below.

     "Board" shall mean the Board of Directors of the Company.

     "Bonus" shall mean a cash or stock award payable to a Participant pursuant to the terms of the Plan.

     "Certification" shall have the meaning given in Section III.B.

     "Change of Control" shall mean the occurrence of any of the following events:

         (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 20 percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
     (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; and provide, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds twenty percent as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20 percent or more of the Outstanding Company Voting Securities; or

         (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or subsequently all of the assets of the Company or the acquisition of assets of another entity ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     "Change of Control Consideration" shall mean, with respect to each share of Common Stock credited to a Deferred Stock Account, (i) the amount of any cash, plus the value of any securities and other noncash consideration, constituting the most valuable consideration per share of Common Stock, paid to any shareholder in the transaction or series of transactions that results in a Change of Control or (ii) if no consideration per share of Common Stock is paid to any shareholder in the transaction or series of transactions that results in a Change of Control, the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change of Control. To the extent that such consideration consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Committee in good faith.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee"  shall  mean the  Compensation  Committee  of the Board or such other committee of the Board which is composed of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board.

     "Common Stock" means the common stock of the Company, par value $0.25 per share.

     "Company" shall mean Griffon Corporation, a Delaware corporation.

     "Consolidated Pretax Earnings" of the Company shall mean, with respect to any fiscal year, the consolidated income, if any, of the Company for such fiscal year as set forth in the audited consolidated financial statements of the Company and its subsidiaries included in its annual report to stockholders for such fiscal year, before deduction of taxes based on income or of the Bonus to be paid to the participant under the Plan for such Fiscal Year.

     "Delivery Date" shall have the meaning given in Section IV.B below.

     "Disinterested Person" shall mean a member of the Board who qualifies as an "outside director" for purposes of Section 162(m) of the Code.

     "Initial  Percentage"  shall  mean,  for  a  particular  Participant,   the
percentage indicated under the heading "Initial Percentage" opposite such Participant's name of Schedule I to the Plan.

     "Installment Delivery Election" shall have the meaning given in Section IV.C. below.

     "Participant" shall mean an individual named on Schedule I hereto as a participant in the Plan.

     "Plan" shall mean this Griffon Corporation Senior Management Incentive Compensation Plan.

     "Secondary Percentage" shall mean, for a particular Participant, the percentage indicated under the heading "Secondary Percentage" opposite such Participant's name on Schedule I to the Plan.

     "Stock Portion" of a Bonus shall have the meaning given in Section III.B. below.

     "Tertiary Percentage" shall mean, for a particular Participant, the percentage indicated under the heading "Tertiary Percentage" opposite such Participant's name on Schedule I to the Plan.

     "Value" of a share of Common Stock as of a particular date shall mean the average of the closing sale prices of a share of Common Stock on the New York Stock Exchange composite tape (or, if the Common Stock is not listed on such exchange, on any other national securities exchange on which the Common Stock is listed) for each trading day during the period of 20 trading days ending with such date. If the Common Stock is not traded on any national securities exchange, the Value of the Common Stock shall be determined by the Committee in good faith.

III.  DETERMINATION AND PAYMENT OF BONUSES

     A. Eligibility; Amount. Each Participant shall be entitled to receive a Bonus for each fiscal year or portion thereof of the Company during which period such Participant is employed by the Company based upon the Company's Consolidated Pretax Earnings for such fiscal year. The Bonus shall in each case equal the Initial Percentage of the first $3,000,000 in Consolidated Pretax Earnings, the Secondary Percentage of Consolidated Pretax Earnings between $3,000,000 and $5,000,000, and the Tertiary Percentage of Consolidated Pretax Earnings in excess of $5,000,000. Notwithstanding any other provision of the Plan, a Participant shall not be entitled to a Bonus for any fiscal year in which he has the right, which he fails to waive, to receive a bonus based upon Consolidated Pretax Earnings under an employment agreement with the Company.

     B. Certification; Payment. Each Bonus for a fiscal year shall be computed and shall become payable upon the certification by the Committee of the amount of Consolidated Pretax Earnings for the fiscal year (the "Certification"). The Certification for each fiscal year shall be made as soon as practicable but in no event more than 120 days after the end of the fiscal year. The first $500,000 of any Bonus (or, if such Bonus is less than $500,000, the entire amount of such Bonus) shall not be paid in cash, but shall be credited to the Participant in the form of deferred stock, as more fully set forth in Section IV below, but only to the extent there are sufficient shares of Common Stock remaining available for such crediting (the amount so credited, the "Stock Portion" of such Bonus). The excess, if any, of the amount of any Bonus over the Stock Portion thereof shall be paid to the Participant in cash as soon as practicable after the date of the relevant Certification.

IV. DEFERRED STOCK ACCOUNTS

     A. Crediting of Deferred Stock Accounts. The Company shall maintain a Deferred Stock Account for each Participant, to be credited with shares of Common Stock as set forth in this Section IV. As of the date of the Certification for a fiscal year, the Deferred Stock Account of each Participant shall be credited with a number of shares of Common Stock having a Value, as of the last day of the fiscal year for which the Bonus is paid, equal to the Stock Portion of such Participant's Bonus (if any) for the fiscal year. In addition, as of the payment date for each regular cash dividend that is declared with respect to the Common Stock, the Deferred Stock Account of each Participant shall be credited with a number of shares of Common Stock equal to (i) the number of shares of Common Stock in such Deferred Stock Account as of the record date for such dividend multiplied by (ii) the per-share amount of such dividend divided by (iii) the Value of a share of Common Stock on such payment date.

     B. Delivery of Deferred Stock. The shares of Common Stock in a Participant's Deferred Stock Account as of the date the Participant ceases to be employed by the Company for any reason (the "Delivery Date") shall be delivered or begin to be delivered in accordance with this Section IV.B. as soon as practicable after the Delivery Date. Such shares shall be delivered at one time; provided, that if the number of shares so credited includes a fractional share, such number shall be rounded to the nearest whole number of shares; and provided, further, that if the Participant has in effect a valid Installment Delivery Election pursuant to Section IV.C. below, then such shares shall be delivered in equal yearly installments over the Applicable Delivery Period, with the first such installment being delivered on the first anniversary of the Delivery Date (and if, in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share). If any such shares are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's estate or legal guardian, as the case may be, in accordance with the foregoing; provided, that if the Participant dies with a valid Installment Delivery Election in effect, all remaining undelivered shares shall be delivered to the Participant's estate immediately. References to a Participant in this Plan shall be deemed to refer to the Participant's estate or legal guardian, where appropriate.

     C. Installment Delivery. An "Installment Delivery Election" shall mean a written election by a Participant, on such form as may be prescribed by the Committee, to receive delivery of shares of Common Stock in installments over a period of up to five years (the "Applicable Delivery Period"), as more fully described in paragraph IV.B. above. Once made, an Installment Delivery Election may be superseded by another Installment Delivery Election or revoked in writing by the Participant. However, in order for any initial or superseding Installment Delivery Election or revocation thereof to be valid, it must be received by the Committee at least one year before the Participant ceases to be any employee of the Company. In the case of multiple Installment Delivery Elections and/or revocations by any Participant, the most recent valid Installment Delivery Election or revocation in effect as of the Delivery Date shall be controlling. In addition, the effectiveness of any Installment Delivery Election shall be subject to the approval of the Board or a committee thereof if the Committee, in its absolute discretion after receiving the advice of counsel, determines such approval to be necessary or advisable in order to avoid having the delivery of shares pursuant thereto or any other event occurring in connection therewith constitute a nonexempt purchase or sale, as applicable, under Rule 16b-3 under the Securities Exchange Act of 1934.

     D. Discretionary Acceleration. Notwithstanding any other provision of the Plan, the Committee may decide, in its sole discretion, to deliver some or all of the shares in a Participant's Deferred Stock Account to the Participant before the time(s) prescribed by Sections IV.B. and C. above.

     E.  Stock Certificates.

     1. The certificates for shares delivered to a Participant as set forth above shall be issued in the name of the Participant, and from and after such issuance, the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.

     2. Notwithstanding any other provision of the Plan, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

         (a) listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be a market for the Common Stock;

         (b) any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

         (c) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable; and

         (d) obtaining any approval of the Board or a committee thereof that the Committee, in its absolute discretion after receiving the advice of counsel, determines to be necessary or advisable in order to avoid having such delivery or any other event occurring in connection therewith constitute a nonexempt purchase or sale, as applicable, under Rule 16b-3 under the Securities Exchange Act of 1934;

provided, that the Company shall use reasonable best efforts to ensure that all shares of Common Stock delivered under the Plan are freely transferable by the recipient thereof following such delivery.

     F. Shares Available.

     1. Subject to Section IV.F.2, the maximum number of shares of Common Stock which may be credited to Deferred Stock Accounts pursuant to the Plan is 500,000. Shares of Common Stock issuable under the Plan may be taken from authorized but unissued or treasury shares of the Company or purchased on the open market.

     2. In the event that there is, at any time after the Board adopts the Plan, any change in the Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation, spinoff or other change in capitalization of the Company, appropriate adjustment shall be made in the number and kind of shares or other property subject to the Plan and the number and kind of shares or other property held in the Deferred Stock Accounts, and any other relevant provisions of the Plan by the Committee, whose determination shall be binding and conclusive on all persons. If the shares of Common Stock credited to the Deferred Stock Accounts are converted pursuant to this Section IV.F.2. into another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Shares shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.


V. CHANGE OF CONTROL

     Notwithstanding any other provision of this Plan, in the event of a Change of Control; (i) the Committee shall determine the amount of the Consolidated Pretax Earnings of the Company for the portion of the then-current fiscal year (such fiscal year, the "Change-of-Control Year") that ends immediately before the Change of Control and each Participant shall be paid a Bonus (the "Change of Control Bonus"), entirely in cash, on the basis thereof as soon as practicable after the date of the Change of Control; and (ii) the Company shall immediately pay to each Participant in a lump sum the Change of Control Consideration multiplied by the number of shares of Common Stock held in each Participant's Deferred Stock Account immediately before such Change of Control; provided, that if the delivery of cash pursuant to the foregoing would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that would otherwise be eligible for such accounting treatment, the Committee shall have the ability to deliver, instead of such cash, Common Stock having a Value as of the date of such delivery equal to the cash that would otherwise be so payable. Subject to Section VI, the Plan shall continue after a Change of Control; provided, that for the portion of the Change-of-Control Year that follows the Change of Control, each Participant shall be entitled to receive a Bonus payable entirely in cash (the "Short-Year Bonus") equal to the excess, if any, of (i) the Bonus for the Change-of-Control Year calculated in accordance with Section III.A. based upon Consolidated Pretax Earnings for the entire Change-of-Control Year, over (ii) the amount of the Change-of-Control Bonus paid to such Participant.


VI.  AMENDMENT AND TERMINATION

     The Board shall have the right to terminate or modify the Plan from time to time, but (i) no such modification shall, without prior approval of the Company's stockholders, alter the manner in which the Bonuses are determined or add Participants to the Plan, (ii) no such termination or modification shall, without the consent of the Participant affected, impair or adversely affect the Bonus payable for any fiscal year that begins before the date the termination or modification is approved by the Board, and (iii) Section V hereof shall not be amended, in any manner adverse to a Participant, at the request of a party seeking to effect, or otherwise in connection with or in anticipation of, a Change of Control, without the consent of the affected Participant.


VII.  MISCELLANEOUS

     Payments of the cash portion of Bonuses shall be made from the general funds of the Company and no special or separate fund shall be required to be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principle of conflict of laws.

                               GRIFFON CORPORATION

                  SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

                                   Schedule I

                                     Initial           Secondary            Tertiary
Participant                         Percentage         Percentage           Percentage
-----------                         ----------         ----------           ----------
Harvey R. Blau                               4%                  4%             5%
Robert Balemian                            2.5%                3.5%             5%